SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


      Date of Report (Date earliest event reported) June 21, 2002


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.


1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 576-4000




Form 8-K


Item 5.   Other Events and Regulation FD Disclosure.

In accordance with Entergy's stock option plans, the company periodically grants stock options to employees, which they may, from time to time, exercise to obtain shares of Entergy common stock. In order to reduce the increase in outstanding common shares caused by option exercises, Entergy plans to purchase up to 10 million shares of its common stock over the next two years on a discretionary basis through open market purchases or privately negotiated transactions.



                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Entergy Corporation


                                        By:  /s/ Nathan E. Langston
                                             Nathan E. Langston
                                             Senior Vice President and
                                             Chief Accounting Officer



Dated: June 21, 2002